Exhibit 99.1
HashiCorp Announces Fourth Quarter and Fiscal Year 2024 Financial Results

•Fourth quarter revenue totaled $155.8 million, representing an increase of 15% year-over-year; fiscal 2024 revenue totaled $583.1 million, representing an increase of 23% year-over-year
•Trailing four quarter average Net Dollar Retention Rate was 115% at the end of the fourth quarter of fiscal 2024 and 131% at the end of fourth quarter of fiscal 2023.
•Fourth quarter total GAAP RPO totaled $775.8 million, representing an increase of 20% year-over-year; fourth quarter current GAAP RPO totaled $460.2 million, representing an increase of 23% year-over-year.
•Fourth quarter total non-GAAP RPO totaled $801.4 million , representing an increase of 19% year-over-year; fourth quarter current non-GAAP RPO totaled $483.1 million, representing an increase of 21% year-over-year.
•HashiCorp's Board of Directors has approved a share repurchase program for up to $250 million of the Company's common stock.
SAN FRANCISCO – March 5, 2024 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its fourth quarter and full fiscal year 2024, ended January 31, 2024.
"The HashiCorp team closed fiscal 2024 strong in Q4, with results that exceeded expectations,” said Dave McJannet, CEO, HashiCorp. “In fiscal 2025, we are doubling down on initiatives to simplify our go-to-market, improve our product monetization, and focus our business on the HashiCorp Cloud Platform. These efforts will help us reaccelerate our revenue growth in the new fiscal year."
"We had a solid finish to fiscal 2024 with outperformance on the top and bottom line", said Navam Welihinda, CFO, HashiCorp. "We enter fiscal 2025 with an operating plan to accelerate revenue growth and will execute our $250 million stock repurchase program."
Fiscal 2024 Fourth Quarter Financial Results
Revenue: Total revenue was $155.8 million in the fourth quarter of fiscal 2024, up 15% from $135.8 million in the same period last year. Total revenue was $583.1 million for fiscal 2024, up 23% from $475.9 million for the same period last year.
Gross Profit: GAAP gross profit was $128.8 million in the fourth quarter of fiscal 2024, representing an 83% gross margin, compared to a GAAP gross profit of $112.3 million and a 83% gross margin in the same period last year. Non-GAAP gross profit was $133.5 million in the fourth quarter fiscal 2024, representing an 86% non-GAAP gross margin, compared to a non-GAAP gross profit of $115.9 million and an 85% non-GAAP gross margin in the same period last year.
Operating Loss: GAAP operating loss was $48.3 million in the fourth quarter of fiscal 2024, compared to GAAP operating loss of $62.9 million in the same period last year. Non-GAAP operating loss was $6.5 million in the fourth quarter of fiscal 2024, compared to a non-GAAP operating loss of $26.8 million in the same period last year.
Net Loss: GAAP net loss was $31.6 million in the fourth quarter of fiscal 2024, compared to a GAAP net loss of $49.4 million in the same period last year. Non-GAAP net income was $10.2 million in the fourth quarter of fiscal 2024, compared to a non-GAAP net loss of $13.2 million in the same period last year.
Net Loss per Share: GAAP net loss per share was $0.16 based on 197.2 million weighted-average shares outstanding in the fourth quarter of fiscal 2024, compared to a GAAP net loss per share of $0.26 based on 188.8 million weighted-average shares outstanding in the same period last year. Non-GAAP basic and diluted net income per share was $0.05 in the fourth quarter of fiscal 2024, compared to a non-GAAP net loss per share of $0.07 in the same period last year.
Remaining Performance Obligation (RPO) Total GAAP RPO was $775.8 million in the fourth quarter of fiscal 2024, up from $647.1 million in the same period last year. The current portion of GAAP RPO was $460.2 million at the end of the fourth quarter of fiscal 2024, up from $375.1 million at the end of the same period last year. Total non-GAAP RPO was $801.4 million at the end of the fourth quarter of fiscal 2024, up from $673.8 million at the end of the same period last year. The current portion of non-GAAP RPO was $483.1 million at the end of the fourth quarter of fiscal 2024, up from $397.7 million at the end of the same period last year.

Cash: Net cash provided by operating activities was $10.3 million in the fourth quarter of fiscal 2024, compared to $1.6 million provided by operating activities in the same period last year. Cash, cash equivalents and short-term investments totaled $1,278.6 million at the end of the fourth quarter of fiscal 2024, compared to $1,286.1 million at the end of the same period last year.
Reconciliations of GAAP financial measures to the comparable non-GAAP financial measures have been provided in the tables included in this release.
Fiscal 2024 Fourth Quarter and Recent Operating Highlights
•HashiCorp ended the fourth quarter of fiscal 2024 with 4,423 customers, up from 4,354 customers at the end of the previous fiscal quarter and 3,870 customers at the end of the fourth quarter of fiscal 2023.
•The Company ended the fourth quarter of fiscal 2024 with 897 customers with equal or greater than $100,000 in Annual Recurring Revenue (“ARR”), up from 877 customers at the end of the previous fiscal quarter and 798 customers at the end of the fourth quarter of fiscal 2023.
•Customers with equal to or greater than $100,000 in ARR represented 89% of total revenue in the fourth quarter of fiscal 2024 compared to 89% in the previous fiscal quarter and 89% in the fourth quarter of fiscal 2023.
•Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $21.3 million in the fourth quarter of fiscal 2024, increased from $19.9 million in the previous fiscal quarter and increased from $14.5 million in the fourth quarter of fiscal 2023.
•The Company's trailing four quarter average Net Dollar Retention Rate was 115% at the end of the fourth quarter of fiscal 2024, compared to 119% in the previous quarter and 131% at the end of the fourth quarter of fiscal 2023.
Other Highlights
During the fourth quarter, HashiCorp continued to invest across its product portfolio and expand its ecosystem, including the following announcements:
•Company news:
◦Welcomed Michael Weingartner as HashiCorp’s first Chief Product Officer
◦Promoted Talha Tariq to Chief Information Officer and Chief Security Officer
◦Announced extension of partnership with Google Cloud to advance product offerings with Generative AI
•Awards and Recognition:
◦Received 2023 AWS Partner Award for Collaboration Partner of the Year – Global
◦Received Palo Alto Networks 2023 Global Technology Partner of the Year Award
•Product updates and improvements announced during the fourth quarter include:
◦Terraform
▪General availability of HashiCorp Terraform 1.7, which adds mocking capabilities to the Terraform test framework and a config-driven state removal workflow
▪Support for Terraform in Amazon CodeWhisperer, which helps accelerate Terraform development by providing code suggestions that reduce total development effort
▪New Terraform Cloud features, including:
•General availability of aggregated VCS reviews, which streamlines the verification process across multiple workspaces by offering an aggregated view of status checks and highlighting the most impactful changes that require the customer's attention before code deployment

•General availability of on-demand policy evaluation, which improves visibility and control by letting users evaluate the effects of policy changes in Terraform Cloud before they are enforced
•A new view in the HashiCorp Terraform extension for Visual Studio Code, which shows Terraform Cloud workspaces and runs, reducing context-switching
•General availability of dynamic provider credentials support for Kubernetes with Amazon Elastic Kubernetes Service (EKS) and Google Kubernetes Engine (GKE)
•General availability of Terraform Cloud Operator v2 for Kubernetes, offering a Kubernetes-native workflow for workspace management and scalable Terraform Cloud agents
•General availability of test-integrated module publishing in the Terraform Cloud private registry
•Inactivity-based destruction for ephemeral workspaces, to automatically destroy resources based on a period of workspace inactivity
◦Vault
▪Limited beta of HCP Vault Radar, a new SaaS-based secrets discovery product that enables organizations to proactively discover unmanaged or unsecured secrets
▪New observability integrations for HCP Vault, including AWS Cloudwatch, Elasticsearch, and New Relic, as well as a generic HTTP endpoint for flexible metrics streaming
▪Support for Certificate Issuance External Policy Services (CIEPS) in Vault Enterprise 1.15
◦Boundary
▪Release of HashiCorp Boundary 0.15, which improves governance and end user workflows with session recording storage policies and UX upgrades such as target search and filtering
◦Consul
▪General availability of Consul 1.17, which includes locality aware routing to reduce cost and latency, sameness groups to simplify multi-cluster operation, and multi-port (beta) to support modern distributed applications that have multiple port requirements.
▪HCP Consul Central announced general availability of new service observability capabilities and a beta release for the global API
◦Nomad
▪General availability of HashiCorp Nomad 1.7, which introduces improved workload identity, improved Vault and Consul integrations, NUMA support, Nomad actions, and more

Share Repurchase Program

HashiCorp’s Board of Directors has authorized a share repurchase program for up to $250 million of the Company's Class A common stock. Under the program, HashiCorp may purchase shares from time to time through open market transactions, privately negotiated transactions, and other means in compliance with applicable securities laws, including through Rule 10b5-1 plans. The timing, manner, price, and amount of any repurchases will be determined by HashiCorp at its discretion and depend on a variety of factors, including legal requirements, price, and economic market conditions.
Financial Outlook
For the first quarter of fiscal 2025, the Company currently expects:
•Total revenue of $152 - $154 million
•Non-GAAP operating loss of $19 - $16 million
•Non-GAAP EPS (loss) / income of $(0.02) - $0.00
•Weighted Average Basic and Diluted Shares of 197.9 million and 205.8 million

For the full fiscal year 2025, the Company currently expects:
•Total revenue of $643 - $647 million
•Non-GAAP operating loss of $46 - $43 million
•Non-GAAP EPS income of $0.05 - $0.07
•Weighted Average Diluted Shares of 203.3 million
HashiCorp has not reconciled its expectations as to first quarter and fiscal year 2025 non-GAAP operating loss and non-GAAP earnings per share to the comparable GAAP measures. Due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock, certain items, which could be material, cannot be calculated without unreasonable efforts. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.
Conference Call Information
HashiCorp will host a conference call on Tuesday, March 5, 2024 at 2 p.m. PST to discuss HashiCorp’s financial results and financial guidance. The live conference call may be accessed by registering using the link available on our investor relations site at ir.hashicorp.com.
Upon registration, all telephone participants will receive the dial-in number along with a unique PIN that can be used to access the call. A webcast replay will be available following the conclusion of the live broadcast and will be accessible on HashiCorp’s investor relations site at ir.hashicorp.com.
About HashiCorp, Inc.
HashiCorp is a leader in multi-cloud infrastructure automation software. The HashiCorp software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud for infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, BoundaryTM, and Waypoint™. HashiCorp offers products as open source, enterprise, and as managed cloud services. The Company is headquartered in San Francisco, though most of HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com or follow HashiCorp on X @HashiCorp.
All product and company names are trademarks or registered trademarks of their respective holders.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, as amended, including, among others, statements about HashiCorp’s business strategy, HashiCorp’s performance in the market in light of the current purchasing environment, long-term opportunity related to HashiCorp’s product innovation, HashiCorp’s path toward profitability, and HashiCorp’s financial outlook for the first quarter and full year of fiscal 2025. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.
Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Annual Report on Form 10-K dated March 20, 2024 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Use of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net income (loss) per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.
We calculate non-GAAP gross profit as GAAP gross profit before amortization of stock-based compensation included in the amortized expenses of capitalized internal-use software, stock-based compensation expense, and amortization of acquired intangibles included in cost of revenue.
We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, stock-based compensation expense and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.
We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and acquisition-related expenses. We calculate non-GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and acquisition-related expenses comprise one-time costs associated with advisory, legal, and other professional fees. .
We calculate non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding (basic and diluted).
We calculate non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.
We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.
Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow, non-GAAP RPOs or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenue:
License	$19,757	$20,768	$67,612	$64,273
Support	108,940	96,890	420,948	349,855
Cloud-hosted services	21,307	14,516	76,086	46,860
Total subscription revenue	150,004	132,174	564,646	460,988
Professional services and other	5,779	3,614	18,491	14,901
Total revenue	155,783	135,788	583,137	475,889
Cost of revenue:
Cost of license	592	607	1,968	1,753
Cost of support	13,706	12,853	58,208	48,112
Cost of cloud-hosted services	8,108	6,211	30,447	22,589
Total cost of subscription revenue	22,406	19,671	90,623	72,454
Cost of professional services and other	4,568	3,821	18,076	14,515
Total cost of revenue	26,974	23,492	108,699	86,969
Gross profit	128,809	112,296	474,438	388,920
Operating expenses:
Sales and marketing	90,146	95,028	369,164	355,826
Research and development	54,049	46,437	222,553	195,384
General and administrative	32,916	33,719	136,999	134,997
Total operating expenses	177,111	175,184	728,716	686,207
Loss from operations	(48,302)	(62,888)	(254,278)	(297,287)
Interest income	17,113	13,241	65,159	26,367
Other income (expenses), net	126	557	(510)	(2,365)
Loss before income taxes	(31,063)	(49,090)	(189,629)	(273,285)
Provision for income taxes	559	269	1,039	1,013
Net loss	$(31,622)	$(49,359)	$(190,668)	$(274,298)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.16)	$(0.26)	$(0.98)	$(1.47)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	197,183	188,803	193,825	186,029

HashiCorp, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)
(unaudited)

	As of January 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$763,414	$1,286,134
Short-term investments	515,163	—
Accounts receivable, net of allowance	182,614	162,369
Deferred contract acquisition costs	50,285	42,812
Prepaid expenses and other current assets	30,075	17,683
Total current assets	1,541,551	1,508,998
Property and equipment, net	33,933	24,594
Operating lease right-of-use assets	11,508	12,560
Deferred contract acquisition costs, non-current	80,055	81,286
Acquisition-related intangible assets, net	11,611	—
Goodwill	12,197	—
Other assets, non-current	1,092	902
Total assets	$1,691,947	$1,628,340
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,081	$12,450
Accrued expenses and other current liabilities	11,118	6,783
Accrued compensation and benefits	56,007	58,628
Operating lease liabilities	4,025	3,380
Deferred revenue	334,894	272,909
Customer deposits	25,627	26,699
Total current liabilities	440,752	380,849
Deferred revenue, non-current	26,659	29,335
Operating lease liabilities, non-current	10,008	12,093
Other liabilities, non-current	1,535	713
Total liabilities	478,954	422,990
Commitments and contingencies (Note 11)
Stockholders’ equity:
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of January 31, 2024 and January 31, 2023, respectively; 125,333 and 88,823 shares issued and outstanding as of January 31, 2024 and January 31, 2023, respectively	1	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of January 31, 2024 and January 31, 2023, respectively; 73,921 and 101,145 shares issued and outstanding as of January 31, 2024 and January 31, 2023, respectively	2	2
Additional paid-in capital	2,184,451	1,985,747
Accumulated other comprehensive loss	(393)	—
Accumulated deficit	(971,068)	(780,400)
Total stockholders’ equity	1,212,993	1,205,350
Total liabilities and stockholders’ equity	$1,691,947	$1,628,340

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Year Ended January 31,
	2024	2023
Cash flows from operating activities
Net loss	$(190,668)	$(274,298)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	170,617	171,161
Depreciation and amortization expense	9,506	4,588
Non-cash operating lease cost	3,054	2,860
Accretion of discounts on marketable securities	(12,738)	—
Deferred income taxes	(414)	—
Other	138	(1)
Changes in operating assets and liabilities:
Accounts receivable	(20,392)	(35,556)
Deferred contract acquisition costs	(6,242)	(34,767)
Prepaid expenses and other assets	(12,656)	(61)
Accounts payable	(3,668)	(1,817)
Accrued expenses and other liabilities	438	2,609
Accrued compensation and benefits	(2,621)	1,689
Operating lease liabilities	(3,442)	(3,140)
Deferred revenue	59,309	78,955
Customer deposits	(1,072)	3,316
Net cash used in operating activities	(10,851)	(84,462)
Cash flows from investing activities
Business combination, net of cash acquired	(20,860)	—
Purchases of property and equipment	(697)	(252)
Capitalized internal-use software	(11,333)	(8,746)
Purchase of short-term investments	(811,838)	—
Proceeds from sales of short-term investments	26,372	—
Proceeds from maturities of short-term investments	283,185	—
Net cash used in investing activities	(535,171)	(8,998)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(269)	(248)
Proceeds from issuance of common stock upon exercise of stock options	6,003	5,034
Proceeds from issuance of common stock under employee stock purchase plan	17,568	17,197
Net cash provided by financing activities	23,302	21,983
Net increase (decrease) in cash, cash equivalents, and restricted cash	(522,720)	(71,477)
Cash, cash equivalents, and restricted cash beginning of period	1,286,134	1,357,611
Cash, cash equivalents, and restricted cash end of period	$763,414	$1,286,134

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended January 31,		Year Ended Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of gross profit
GAAP gross profit	$128,809	$112,296	$474,438	$388,920
Add: Amortization of stock-based compensation of capitalized internal-use software	573	330	1,916	988
Add: Stock-based compensation expense	3,443	3,249	14,668	13,801
Add: Amortization of acquired intangibles	625	—	1,667	—
Non-GAAP gross profit	$133,450	$115,875	$492,689	$403,709
GAAP gross margin	83%	83%	81%	82%
Non-GAAP gross margin	86%	85%	84%	85%
Reconciliation of loss from operations
GAAP loss from operations	$(48,302)	$(62,888)	$(254,278)	$(297,287)
Add: Amortization of stock-based compensation of capitalized internal-use software	573	330	1,916	988
Add: Stock-based compensation expense	40,569	35,789	170,617	171,161
Add: Amortization of acquired intangibles	708	—	1,889	—
Add: Acquisition-related expenses	(5)	—	499	—
Non-GAAP loss from operations	$(6,457)	$(26,769)	$(79,357)	$(125,138)
GAAP operating margin	(31)%	(46)%	(44)%	(62)%
Non-GAAP operating margin	(4)%	(20)%	(14)%	(26)%

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Reconciliation of net loss and net loss per share
GAAP net loss	$(31,622)	$(49,359)	$(190,668)	$(274,298)
Add: Amortization of stock-based compensation of capitalized internal-use software	573	330	1,916	988
Add: Stock-based compensation expense	40,569	35,789	170,617	171,161
Add: Amortization of acquired intangibles	708	—	1,889	—
Add: Acquisition-related expenses	(5)	—	499	—
Non-GAAP net income (loss)	$10,223	$(13,240)	$(15,747)	$(102,149)
GAAP net loss per share, basic and diluted	$(0.16)	$(0.26)	$(0.98)	$(1.47)
Non-GAAP net income (loss) per share, basic	$0.05	$(0.07)	$(0.08)	$(0.55)
Non-GAAP net income (loss) per share, diluted	$0.05	$(0.07)	$(0.08)	$(0.55)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	197,183	188,803	193,825	186,029
Weighted-average shares used to compute Non-GAAP net income (loss) per share, basic	197,183	188,803	193,825	186,029
Weighted-average shares used to compute Non-GAAP net income (loss) per share, diluted	205,117	188,803	193,825	186,029

Reconciliation of free cash flow
GAAP net cash provided by (used in) in operating activities	$10,286	$1,578	$(10,851)	$(84,462)
Add: purchases of property and equipment	(206)	(112)	(697)	(252)
Add: capitalized internal-use software	(2,797)	(2,572)	(11,333)	(8,746)
Non-GAAP free cash inflow (outflow)	$7,283	$(1,106)	$(22,881)	$(93,460)
GAAP net cash provided by (used in) operating activities as a % of revenue	7%	1%	(2)%	(18)%
Non-GAAP free cash inflow (outflow) as a % of revenue	5%	(1)%	(4)%	(20)%

TTM Total Revenue	$583,137	$475,889	$583,137	$475,889
TTM cash used in operating activities	(10,851)	(84,462)	(10,851)	(84,462)
TTM free cash flow	(22,881)	(93,460)	(22,881)	(93,460)
TTM cash used in operating activities as a % of revenue	(2)%	(18)%	(2)%	(18)%
TTM free cash flow as a % of revenue	(4)%	(20)%	(4)%	(20)%

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP RPOS
(amounts in thousands)
(unaudited)

	As of
	January 31, 2024	January 31, 2023
GAAP RPOs
GAAP short-term RPOs	$460,170	$375,072
GAAP long-term RPOs	315,580	271,992
Total GAAP RPOs	$775,750	$647,064
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$22,882	$22,657
Customer deposits expected to be recognized after the next 12 months	2,745	4,042
Total customer deposits	$25,627	$26,699
Non-GAAP RPOs
Non-GAAP short-term RPOs	$483,052	$397,729
Non-GAAP long-term RPOs	318,325	276,034
Total Non-GAAP RPOs	$801,377	$673,763

HashiCorp, Inc.
PRESENTATION OF KEY BUSINESS METRICS
(dollars in millions, except customers and percentages)
(unaudited)

	Three Months Ended
	January 31, 2024	October 31, 2023		July 31, 2023		April 30, 2023		January 31, 2023
Number of customers (as of end of period)	4,423	4,354		4,217		4,153	(2)	3,870	(2)
Number of customers equal or greater than $100,000 in ARR	897	877		851		830		798
GAAP Remaining Performance Obligations ($M)	$775.8	$678.2		$682.5		$635.3		$647.1
Non-GAAP Remaining Performance Obligations ($M)	$801.4	$700.4	(1)	$708.0	(1)	$660.2	(1)	$673.8
Quarterly subscription revenue from HCP ($M)	$21.3	$19.9		$18.4		$16.5		$14.5
Trailing four quarters average Net Dollar Revenue Retention Rate	115%	119%		124%		127%		131%
Trailing twelve months cash used in operating activities as a % of revenue	(2)%	(3)%		(8)%		(13)%		(18)%
Trailing twelve months Non-GAAP free cash flow as a % of revenue	(4)%	(6)%	(1)	(10)%	(1)	(15)%	(1)	(20)%

(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.
(2) Subsequent to the issuance of our Form 10-K for the fiscal year ended January 31, 2023, we identified an immaterial error in the calculation of our total customers count related to our self-service, or "pay as you use," customers, which we have corrected accordingly.

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL FINANCIAL DATA
(amounts in thousands)
(unaudited)

	Three Months Ended
	January 31, 2024	October 31, 2023		July 31, 2023		April 30, 2023		January 31, 2023
Revenue	$155,783	$146,125		$143,246		$137,983		$135,788
GAAP net cash (used in) provided by operating activities	$10,286	$8,657		$(29,794)		$3,874		$1,578
Non-GAAP free cash inflow (outflow)	$7,283	$5,716	(1)	$(36,625)	(1)	$744	(1)	$(1,106)

(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.

Investor Contact
Alex Kurtz
HashiCorp
ir@hashicorp.com
Media Contact
Kate Lehman
HashiCorp
media@hashicorp.com